Exhibit 10.1

                             MODIFICATION AGREEMENT

      THIS MODIFICATION AGREEMENT (the "Agreement") is made and entered into as of September 2, 2004, between Aladdin Systems Holdings, Inc., a Nevada corporation ("ALHI") and International Microcomputer Software, Inc., a California corporation ("IMSI").

                                    RECITALS

      WHEREAS, on January 20, 2004 ALHI and IMSI entered into a Stock Purchase Agreement pursuant to which IMSI purchased from ALHI 100% of the outstanding shares of capital stock of Aladdin Systems, Inc., a Delaware corporation ("Aladdin Systems");

      WHEREAS, on April 18, 2004, ALHI and IMSI consummated the acquisition of Aladdin Systems (the "Closing");

      WHEREAS, pursuant to the Stock Purchase Agreement, at the Closing, ALHI and IMSI executed a Registration Rights Agreement;

      WHEREAS, pursuant to the Stock Purchase Agreement, a portion of the consideration to be paid by IMSI to ALHI is to be based upon the revenues of Aladdin Systems for the three (3) year period following the Closing (the "Earn Out");

      WHEREAS, pursuant to the Registration Rights Agreement, IMSI was to have filed, on or before July 18, 2004, a Form SB-2 registration statement with the Securities and Exchange Commission ("SEC") to register shares of IMSI common stock issued to ALHI at the Closing as part of the consideration under the Stock Purchase Agreement

      WHEREAS, ALHI and IMSI desire to modify certain provisions of the Stock Purchase Agreement as they relate to the amount of the Earn Out and the payment of the Earn Out and desire to modify certain provisions of the Registration Rights Agreement as they relate to filing of the Registration Statement;

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1.1 Determination of the Earn Out.

      Notwithstanding anything to the contrary contained in the Stock Purchase Agreement, ALHI and IMSI agree that the total amount of the Earn Out Payments, as defined in Section 2.3 of the Stock Purchase Agreement, to be payable to ALHI under the Stock Purchase Agreement shall be $1,700,000.00, payable in cash and stock as described hereinafter (the "Earn Out Sum Certain"). Except for the Earn Out Sum Certain, ALHI agrees to waive all other right to receive payment of the Earn Out Payments.

      The Earn Out Sum Certain shall be payable to ALHI by IMSI as set forth in
Section 1.2 below.

      Section 1.2 Payment of the Earn Out Sum Certain.

      Notwithstanding anything to the contrary contained in the Stock Purchase Agreement, ALHI and IMSI agree that the Earn Out Sum Certain shall be payable by IMSI to ALHI as follows:

      (a) The amount of six hundred sixty-six thousand six hundred sixty-seven ($666,667) Dollars payable in immediately available funds on or before June 2, 2005.

      (b) The amount of One million thrity-three thousand eight hundred and thirty three ($1,033,833) dollars in newly issued restricted shares of IMSI common stock, no par value, valued at the closing bid price on the day of signing.

      Section 1.3 Filing of the Registration Statement.

      Notwithstanding anything to the contrary contained in the Stock Purchase Agreement or the Registration Rights Agreement, ALHI agrees that IMSI shall not be required to file the Registration Statement until September 30, 2004. IMSI acknowledges that IMSI shall use it best efforts to prepare the Registration Statement in accordance with the SEC's regulations thereof and IMSI acknowledges that the Registration Statement, when filed, shall contain therein, IMSI's audited financial statements for its fiscal year ended June 30, 2004.

      Notwithstanding anything to the contrary contained herein, IMSI agrees and acknowledges that in the event that the Registration Statement has not been declared effective by the SEC on or before December 31, 2004, the liquidated damages provided for in Section 10 of the Registration Rights Agreement shall apply and the liquidated damages provided therein shall be payable by IMSI to Aladdin commencing as of December 31, 2004.

      Section 1.4 No Other Changes.

      Except as set forth herein, there are no other modifications, amendments or changes to the Stock Purchase Agreement and the Registration Rights Agreement and the Stock Purchase Agreement and the Registration Rights Agreement shall be in full force and effect, as amended herein.

      Section 1.5 Entire Agreement.

      This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter.

      Section 1.6 Descriptive Headings.

      The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      Section 1.7 Counterparts.

      For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

      Section 1.8 Severability.

      In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

      IN WITNESS WHEREOF, ALHI and IMSI have executed and delivered this Agreement as of the day and year first written above.

                                     ALADDIN SYSTEMS HOLDINGS, INC.

                                     By:    /s/ Jonathan Kahn
                                     Name:  Jonathan Kahn
                                     Title: President

                                     INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

                                     By:    /s/ Gordon Landies
                                     Name:  Gordon Landies
                                     Title: President